Exhibit 99.1

Virtusa Announces First Quarter Fiscal 2012 Consolidated Financial Results

•                  First quarter fiscal 2012 revenue of $61.0 million increased 5% sequentially and 19% year-over-year

•                  First quarter fiscal 2012 diluted EPS was $0.16, inclusive of approximately $375,000 in transaction related costs for the acquisition of ALaS Consulting LLC and $182,000 in foreign exchange losses

•                  Added 5 new clients during the first quarter fiscal year 2012

Westborough, MA — (August 1, 2011) Virtusa Corporation (NASDAQ: VRTU), a global IT services company that offers a broad spectrum of business consulting and outsourcing services, today reported consolidated financial results for the first quarter fiscal year 2012, ended June 30, 2011.

First Quarter Fiscal 2012 Consolidated Financial Results

Revenue for the first quarter of fiscal 2012 was $61.0 million, an increase of 5% sequentially and 19% year-over-year. On a constant currency basis (1), first quarter revenue increased 4% sequentially and 17% year-over-year.

Virtusa reported income from operations of $4.8 million for the first quarter of fiscal 2012, compared to $5.7 million for the fourth quarter of fiscal 2011, and compared to $3.1 million for the first quarter of fiscal 2011.  First quarter of fiscal 2012 operating income included transaction related expenses of approximately $375,000 for the acquisition of ALaS Consulting LLC completed on July 1, 2011.

Net income for the first quarter of fiscal 2012 was $4.0 million, or $0.16 per diluted share, compared to $5.2 million, or $0.21 per diluted share, for the fourth quarter of fiscal 2011, and compared to $3.1 million, or $0.13 per diluted share, for the first quarter of fiscal 2011.  Net income for the first quarter of fiscal 2012 included $0.2 million of foreign currency transaction losses.

The Company ended the first quarter of fiscal 2012 with $105.0 million of cash, cash equivalents, and short-term and long-term investments (2).  The Company had a use of cash from operations of $2.4 million during the first quarter of fiscal 2012.

Kris Canekeratne, Virtusa’s Chairman and CEO, stated, “We are pleased with our first quarter performance.  During the quarter, we made good progress against our strategic goals, including expanding our presence within our existing client base.   This is a direct result of our outstanding track-record of service and the investments we have made in strengthening our solutions capabilities, consulting expertise and industry knowledge.   Additionally, we are very enthusiastic about the ALaS acquisition, which provides us with complementary capital markets skills and strengthens our financial services offerings.”

Ranjan Kalia, Chief Financial Officer, said, “We are off to a solid start to fiscal 2012 with our first quarter revenue and operating profit growing double digits year-over-year.”  Mr. Kalia added, “We believe that the ongoing strength in our business, combined with the acquisition of ALaS, will enable us to continue our growth momentum and position us to further realize ongoing operating efficiencies as our business scales.”

Financial Outlook

Virtusa management provided the following current financial guidance, inclusive of the acquisition of ALaS Consulting LLC:

•                  Second quarter fiscal 2012 revenue is expected to be in the range of $70.2 to $72.7 million, with diluted EPS of $0.16 to $0.20.

•                  Fiscal year 2012 revenue is expected to be in the range of $280.0 to $292.0 million, with diluted EPS of $0.79 to $0.95.

The Company’s second quarter and fiscal year 2012 diluted EPS estimates assume an average share count of approximately 25.5 million and 25.6 million respectively,  (assuming no further exercises of stock-based awards) and assume a stock price of $20.30, which was derived from the average closing price of the Company’s stock over the five trading days ended on July 29, 2011.  Deviations from this stock price may cause actual EPS to vary based on share dilution from Virtusa’s stock options and stock appreciation rights.

Conference Call and Webcast

Virtusa will host a conference call today, August 1, 2011 at 5:00 pm Eastern time to discuss the Company’s first quarter fiscal year 2012 financial results, current financial guidance, and other corporate developments.   To access this call, dial 877-718-5099 (domestic) or 719-325-4760 (international).  A replay of this conference call will be available through August 8, 2011 at 877-870-5176 (domestic) or 858-384-5517 (international).  The replay passcode is 4715810.  A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well

About Virtusa Corporation

Virtusa provides end-to-end information technology (IT) services to Global 2000 companies. These services, which include IT consulting, application maintenance, development, systems integration and managed services, leverage a unique Platforming methodology that transforms clients’ businesses through IT rationalization. Virtusa helps customers accelerate business outcomes by consolidating, rationalizing and modernizing their core customer facing processes into one or more core systems.

Virtusa delivers cost-effective solutions through a global delivery model, applying advanced methods such as Agile and Accelerated Solution Design to ensure that its solutions meet the clients’ requirements.  As a result, its clients simultaneously reduce their IT operations cost while increasing their ability to meet changing business needs.

Founded in 1996 and headquartered in Massachusetts, Virtusa has operations in North America, Europe and Asia.

© 2011 All rights reserved. Virtusa, Accelerating Business OutcomesSM and all other related logos/service names are either registered trademarks or trademarks of Virtusa Corporation in the US, UK, EU, India and/or Sri Lanka. All other company and service names are the property of their respective holders.

Non-GAAP Financial Information

(1) To determine year-over-year constant currency revenue for the Company’s first quarter of fiscal 2012, revenue from entities reporting in U.K. pound sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended June 30, 2010 of 1.49 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2011 of 1.63 U.S. dollars to U.K. pounds sterling. To determine sequential revenue change in constant currency for the Company’s first quarter of fiscal 2012, revenue from entities reporting in U.K. pounds sterling was converted into U.S. dollars at the average exchange rate in effect for the three months ended March 31, 2011 of 1.61 U.S. dollars to U.K. pounds sterling, rather than the actual exchange rate in effect for the three months ended June 30, 2011 of 1.63 U.S. dollars to U.K. pounds sterling.

(2) The Company considers the measure of cash, cash equivalents, short-term and long-term investments to be a more meaningful indicator of the Company’s overall liquidity. All of the Company’s investments are classified as available-for-sale, including the Company’s long-term investments which consist of fixed income securities, including government agency bonds and municipal and corporate bonds, which meet the credit rating and diversification requirements of the Company’s investment policy as approved by the Company’s audit committee and board of directors.

This press release includes certain non-GAAP financial information as defined by Regulation G by the Securities and Exchange Commission. Virtusa presents constant currency revenue to provide insights into, and a framework for assessing, how Virtusa’s revenue performed excluding the effect of foreign currency rate fluctuations (see footnote (1) above for further detail). Virtusa also presents a reconciliation of its cash, cash equivalents, short term and long term investments which it believes provides insight into its cash position and overall liquidity (see footnote (2) above for further detail). While Virtusa’s management believes that these non-GAAP revenue measures and cash reconciliation presentations are useful in evaluating Virtusa’s revenue and cash position and overall liquidity, this information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Forward-Looking Statements

Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, which includes the financial performance of ALaS Consulting LLC (“ALaS”), the expected benefits of the ALaS acquisition, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; Virtusa’s ability to sustain profitability or maintain profitable engagements; Virtusa’s ability to assimilate and integrate the operations of acquired businesses, including ALaS,; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions within expected time-frames or at all; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Virtusa Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	June 30, 2011	March 31, 2011

Assets:
Cash and cash equivalents	$69,931	$50,218
Short-term investments	27,415	45,713
Accounts receivable, net	43,675	41,823
Unbilled accounts receivable	9,753	7,512
Prepaid expenses	6,127	6,074
Deferred income taxes	1,201	1,244
Restricted cash	162	163
Other current assets	6,931	6,284
Total current assets	165,195	159,031

Property and equipment, net	30,992	29,183
Long-term investments	7,682	15,819
Deferred income taxes	7,722	7,591
Goodwill	19,046	19,046
Intangible assets, net	9,288	9,666
Other long-term assets	6,787	5,841
Total assets	$246,712	$246,177

Liabilities:
Accounts payable	$5,273	$7,692
Accrued employee compensation and benefits	11,504	13,447
Accrued expenses and other current liabilities	11,159	12,976
Income taxes payable	2,911	1,652
Total current liabilities	30,847	35,767
Long-term liabilities	2,265	3,074
Total liabilities	33,112	38,841

Stockholders’ equity	213,600	207,336
Total liabilities and stockholders’ equity	$246,712	$246,177

Virtusa Corporation and Subsidiaries

Consolidated Statements of Income

(In thousands except share and per share amounts, unaudited)

	Three Months Ended
	June 30,
	2011	2010

Revenue	$61,045	$51,403
Costs of revenue	37,982	31,887
Gross profit	23,063	19,516
Total operating expenses	18,276	16,420

Income from operations	4,787	3,096

Other income (expense):
Interest income, net	605	367
Foreign currency transaction losses	(182)	(163)
Other, net	(23)	(42)
Total other income (expense)	400	162

Income before income tax expense	5,187	3,258
Income tax expense	1,232	206

Net income	$3,955	$3,052

Net income per share of common stock:
Basic	$0.16	$0.13
Diluted	$0.16	$0.13
Weighted average number of common shares outstanding
Basic	24,457,474	23,504,271
Diluted	25,328,317	24,418,734

Virtusa Corporation and Subsidiaries

Consolidated Statement of Cash Flows

(In thousands, unaudited)

	Three Months Ended
	June 30,
	2011	2010
Cash flows used for operating activities:
Net income	$3,955	$3,052
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,806	2,134
Share-based compensation expense	1,229	894
Gain on sale of plant and equipment	(2)	—
Foreign currency gain, net	182	163
Net changes in operating assets and liabilities:
Accounts receivable, net	(4,349)	(7,822)
Prepaid expenses and other current assets	(512)	(1,788)
Other long-term assets	(787)	419
Accounts payable	(2,458)	232
Accrued employee compensation and benefits	(2,719)	612
Accrued expenses and other current liabilities	888	881
Income taxes payable	1,156	37
Other long-term liabilities	(829)	(1,283)
Net cash used for operating activities	(2,440)	(2,469)
Cash flows provided by (used for) investing activities:
Purchase of short-term investments	(1,919)	(7,700)
Proceeds from sale or maturity of short-term investments	22,754	9,783
Purchase of long-term investments	(1,400)	(7,081)
Proceeds from sale or maturity of long-term investments	7,031	2,607
Purchase of property and equipment	(3,369)	(3,029)
Proceeds from Sale of property and equipment	110	—
Decrease (increase) in restricted cash	4	(171)
Net cash provided by (used for) investing activities	23,211	(5,591)
Cash flows used for financing activities:
Proceeds from exercise of common stock options	1,401	418
Payment of contingent consideration related to acquisition	(1,620)	—
Principal payments on capital lease obligations	(932)	(527)
Net cash used for financing activities	(1,151)	(109)
Effect of exchange rate changes on cash and cash equivalents	93	(114)
Net increase (decrease) in cash and cash equivalents	19,713	(8,283)
Cash and cash equivalents, beginning of period	50,218	43,851
Cash and cash equivalents, end of period	$69,931	$35,568

Supplemental Non-GAAP Financial Information as of June, 2011 and 2010

Reconciliation to total cash and cash equivalents, short-term investments and long-term investments:

Cash and cash equivalents, end of period	$69,931	$35,568

Short-term investments	27,415	32,402
Long-term investments	7,682	21,940
Total short-term and long-term investments, end of period	35,097	54,342

Total cash and cash equivalents, short-term investments and long-term investments	$105,028	$89,910

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smann@greenoughcom.com

Investor Contact:

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ICR

203-682-8273

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